Exhibit 99.1 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer.

STATEMENT UNDER OATH OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF POWDER RIVER BASIN GAS CORP. REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Gregory C. Smith, state and attest that:

I am Chairman, Chief Executive Officer and Chief Financial Officer of Powder River Basin Gas Corp. (the "Company"). I am unable to file a statement pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer due to the following facts and circumstances:

In reliance upon the advice of counsel, the Company may have misstated certain items in its previously filed 10KSB for 2001, its 10QSB for the 1st and 2nd quarters of 2002. As a result of that potentially erroneous advice, the Company is in the process of restating its 10KSB for 2001, as well as its 10QSB filings for the 1st and 2nd quarters of 2002.

Due to this pending restatement, I am unable to file a statement pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer.

Date: November 19, 2002

\s\ Gregory C. Smith
Gregory C. Smith
Chairman